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Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is made and entered into as of May 26, 2000, by and among Heeling, Inc., a Nevada corporation (the "Company"), Samuel B. Ligon and Patricia P. Ligon (collectively, the "Ligons") and Capital Southwest Venture Corporation, a Nevada corporation ("CSVC," and collectively with the Ligons, the "Investor").

WITNESSETH:

        WHEREAS, pursuant to that certain Investment Agreement dated as of the date hereof, among the Company, the Founder (as therein defined) and Investor (the "Investment Agreement"), the Company agreed to grant Investor certain registration rights with respect to the Common Stock issuable upon conversion of the Preferred Stock purchased thereunder.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.

        As used in this Agreement, the following capitalized terms shall have the following respective meanings:

        Common Stock: The Common Stock, $0.001 par value per share, of the Company.

        Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

        Holder: Any holder of Registrable Securities or securities convertible into or exchangeable for Registrable Securities.

        Investment Agreement: As defined in the Recital to this Agreement.

        Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        Preferred Stock: The Series B Convertible Preferred Stock, $0.001 par value per share, of the Company.

        Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

        Qualified Public Offering: The first firm commitment underwritten public offering pursuant to an effective Registration Statement under the Securities Act covering the offering and sale of Common Stock for the account of the Company in which the aggregate net proceeds to the Company equal or exceeds $20.0 million, net of all expenses and underwriting discounts, and which is at a per share price of not less than five times the then applicable conversion price of the Preferred Stock.

        Registrable Securities: (a) The Shares; (b) any securities issued or issuable with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; and (c) any additional Common Stock of the Company purchased by Investor pursuant to the exercise of preemptive rights or any right of first refusal granted to Investor pursuant to that certain Investor Rights Agreement of even date herewith by and among the Company, Investor and the other parties named therein. Any Registrable Securities will cease to be Registrable Securities when: (i) a Registration Statement covering such Registrable Securities has been declared effective by the SEC and the Registrable Securities have been disposed of pursuant to such effective Registration Statement; (ii) the Registrable Securities are sold pursuant to and in compliance with an exemption from registration, under the

Securities Act, including, but not limited to, Rule 144 promulgated thereunder; or (iii) the Registrable Securities have been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for them not bearing a legend restricting further transfer, and they may be resold without subsequent registration under the Securities Act.

        Registration Expenses: As defined in Section 5 hereof.

        Registration Statement: The registration statement of the Company filed with the SEC pursuant to Section 5 of the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

        SEC: The Securities and Exchange Commission or any successor entity.

        Securities Act: The Securities Act of 1933, as amended from time to time.

        Shares: The Common Stock issuable to Investor upon the conversion of the Preferred Stock.

        Underwritten Registration or Underwritten Offering: A registration with the SEC in which the Company's securities are sold to an underwriter or underwriters with a view towards distribution to the public.

        2.    Registration Rights.

        (a)    Demand Registration.    At any time after the first anniversary of the closing of the purchase of the Preferred Stock under the Investment Agreement, the Holders of at least 50.01% of the then-existing Registrable Securities may make a written request (the "Demand Notice") for registration under the Securities Act (a "Demand Registration") of Registrable Securities. The Demand Notice will specify the number of shares of Registrable Securities proposed to be sold. If the initiating Holders intend to distribute the Registrable Securities by means of an Underwritten Offering, they shall so advise the Company in their request, including the name of the underwriter. Following receipt of a Demand Notice from the Holders, the Company shall: (i) within 10 days of receiving such notice, give written notice of the proposed registration to all other Holders and any Holder desiring to participate in such registration must give notice to the Company of its election to participate within 20 days of receipt of the notice of proposed registration; and (ii) use its best efforts to file, within 60 days of the date of the Demand Notice, a Registration Statement on any appropriate form (or, if the Company is eligible to use such a form, the requesting Holders may require that the Registration Statement be a shelf registration statement) which will cover the Registrable Securities that the Company has been so requested to register by the initiating Holders and any other Holders electing to participate in such registration.

        If the registration is to be in connection with an Underwritten Offering, the right of any Holder to participate in the registration will be conditioned upon the Holder's participation in the underwriting and the inclusion of the Holder's Registrable Securities in the underwriting. The Company (together with all Holders and other shareholders proposing to distribute their Registrable Securities through the Underwritten Offering) shall enter into an underwriting agreement in customary form. The Company will undertake all actions reasonably necessary to comply with the terms and conditions of the underwriting agreement, and will provide the underwriters and their representatives with full access to all information reasonably requested in connection with any "due diligence" review of the Company and its operations. Notwithstanding any other provision of this Section 2(a), if the managing underwriter delivers a written opinion to the Company that the marketing factors described in Section 2(b) hereof require a limitation of the number of shares to be underwritten, then the Registrable Securities to be included in the registration and Underwritten Offering will be allocated among all Holders who have elected to participate therein, proportionately, based upon the number of shares of Registrable Securities requested to be included in the registration by each participating

Holder. Subject to the terms and conditions of the underwriting agreement, any participating Holder may elect at any time to withdraw from the registration and Underwritten Offering by written notice to the Company, the underwriter and the other participating Holders. If all of the participating Holders withdraw from the registration or if the Registration Statement is withdrawn because of a material adverse change in the Company, such registration shall not count as a Demand Registration.

        If at the time of any request to register Registrable Securities pursuant to this Section 2(a), the Company is engaged or has fixed plans to engage within 90 days of time of the request in a registered public offering on Form S-1 as to which the Holders may include Registrable Securities pursuant to Section 2(b), then the Company may at its option (but not more than twice in any 12-month period) direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering; provided, however, that such direction by the Company must be made within seven days of the Holders' request to register Registrable Securities pursuant to this Section 2(a).

        The Company shall not be required to effect more than two Demand Registrations under this Section 2(a).

        (b)    Incidental Registration.    If at any time after the occurrence of a Qualified Public Offering the Company proposes to file a registration statement under the Securities Act (other than in connection with a registration statement on Form S-4 or S-8 or any equivalent or successor Form) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall: (i) offer the Holders the opportunity to register such number of Registrable Securities as they may request and (ii) describe such securities and specify the form and manner and other relevant facts. involved in such proposed registration (including, without limitation: (x) whether or not such registration will be in connection with an Underwritten Offering and, if so, the identity of the managing underwriter and whether such Underwritten Offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold. The Holders shall advise the Company in writing within 20 days after the date of receipt of such notice from the Company of the number of Registrable Securities for which registration is requested. The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use its best efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the Registration Statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or underwriters of such offering deliver a written opinion to the Holders requesting registration that either because of: (i) the kind of securities which the Holders, the Company or any other Persons intend to include in such offering; or (ii) the size of the offering which the Holders, the Company, or such other Persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (A) in the event that the size of the offering is the basis of such managing underwriter's opinion, the amount of securities to be offered for the account of the Holders and other holders registering securities of the Company pursuant to similar incidental registration rights shall be reduced pro rata (according to the Registrable Securities requested to be included in the registration by each such Holder or Holders and other Holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; and (B) in the event that the combination of securities to be offered is the basis of such managing underwriter's opinion, then: (x) the Registrable Securities and other securities to be included in such offering shall be reduced as described in clause (A) above; or (y) if the actions described in clause (A) would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering. Notwithstanding the foregoing, if the amount of securities to be offered by the Holders requesting registration and other Holders registering securities thereunder must be reduced, the number of Registrable Securities to be offered by the Holders may not be reduced below an amount equal to 30% of the total shares to be offered, and only the Company, the Holders and the person (if any) that demanded such registration shall be allowed to register shares on such Registration Statement.

        (c)    Rights to Registration on Form S-3.    In addition to the rights of the Holders under Section 2(a), if at any time: (i) the Company shall be entitled under the rules promulgated by the SEC for the use of a registration statement on Form S-3 or any successor form thereto (the "Form S-3") and (ii) any Holder or Holders make a written request that the Company file a Registration Statement on Form S-3 to effect the registration of Registrable Securities (the "S-3 Registration"), then the Company shall comply with the notice provisions of Section 2(a) and file a Form S-3 Registration with the SEC within 60 days of its receipt of such written request. The Company shall not be obligated to effect more than two "S-3 Registrations under this Agreement.

        3.    Hold-Back Agreement.    The Holders shall agree, if reasonably requested in writing by the managing underwriters in an Underwritten Offering, and if the officers, directors and each holder of the Company's outstanding Common Stock (or securities convertible, exercisable or exchangeable for such amount) are likewise required to agree, not to effect any public sale or distribution of securities of the Company of the same class, or convertible into the same class, as the securities included in the Registration Statement relating to such Underwritten Offering, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Offering), during such lock-up period that is determined to be customary. by the Company's Board of Directors and the underwriters, such lock-up period not to exceed a period of 14 calendar days prior to and 180 calendar days after the effective date of such registration. Any waiver of such lock-up agreements shall only be granted on a pro rata basis among the parties that entered into such lock-up agreements.

        4.    Registration Procedures.    In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will use its best efforts to, as expeditiously as possible:

        (a)    prepare and file with the SEC, as soon as practicable, and in any event within 60 days from the date of request, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all required financial. statements of the Company, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will' furnish the Holders of Registrable Securities being registered on such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders and the underwriters, if any, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such, documents incorporated by reference) to which the Holders holding the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object (except in the case of a filing pursuant to Section 2(b) hereof);

        (b)    prepare and file with the SEC such amendments, supplements and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, which as to any Registration Statement, shall not exceed two years, or such shorter period which will terminate when all Registrable Securities included in such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities included in such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus. The Company shall not be deemed to have used commercially reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders not being able to sell their Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(1) hereof, if applicable;

        (c)    notify the participating Holders and the managing underwriters, if any, promptly, and (if requested by any such Persons) confirm such advice in writing: (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (D) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

        (d)    make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

        (e)    if reasonably requested by the managing underwriter or underwriters, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Company agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (f)    furnish to each of the Holders holding Registrable Securities covered by the Registration Statement and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements, schedules and exhibits;

        (g)    deliver to the Holders holding Registrable Securities covered. by the Registration Statement and the underwriters; if any, without charge, such reasonable number. of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

        (h)    prior to any public offering of Registrable Securities, register or qualify or cooperate with the Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the participating Holders or any underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, the Company shall not (i) be required in connection with this Section 4(h) to qualify as a foreign corporation or execute a general consent to the service of process. in any jurisdiction or (ii) take such action in such jurisdictions that in the good faith opinion of the underwriters would jeopardize the success of the offering by the Company and the Holders holding Registrable Securities;

        (i)    cooperate with the participating Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

        (j)    cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, the Company shall not (i) be required in connection with this Section 4(j) to qualify as a foreign corporation or execute a general consent to the service of process in any jurisdiction or (ii) take such. action as to such governmental agencies or authorities that in the good faith opinion of the underwriters would jeopardize the success of the offering by the Company and the Holders holding Registrable Securities;

        (k)    upon the occurrence of any event contemplated by Section 4(c)(F) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        (l)    cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

        (m)    if the registration involves an Underwritten Offering, enter into an underwriting agreement and in connection therewith: (A) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings; (B) obtain opinions of counsel to the Company and updates thereof, which opinions of counsel (in form, scope and substance), shall be reasonably satisfactory to the managing underwriters covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary Underwritten Offerings; (D) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures; and (E) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting agreement or as and to the extent required thereunder;

        (n)    make available for inspection by a representative of the participating Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the participating Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that the Company designates in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

        (o)    submit an application for and obtain a CUSIP number for the Registrable Securities being registered with the SEC.

        The participating Holders agree by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the type described in Section 4(c)(F) hereof, the participating Holders will forthwith discontinue disposition of Registrable Securities until the participating Holders' receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the participating Holders will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in the participating Holders' possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(c)(F) hereof to the date when the participating Holders shall receive copies of the supplemented or amended prospectus contemplated by Section 4(k) hereof or the Advice.

        5.    Registration Expenses.    All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation: all registration and filing fees; fees with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel for the underwriters or the participating Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters and the participating Holders may designate or that relate to reviewing the Registration Statement on behalf of the participating Holder); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(m) hereof); securities acts liability insurance; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; any stock transfer taxes; the fees and expenses of any Person, including special experts, retained by the Company; and the reasonable legal fees and expenses of one legal counsel for the Holders (all such expenses being herein called "Registration Expenses") will be borne by the Company regardless of whether the Registration Statement becomes effective; provided, however, that if the Demand Registration under Section 2(a) is withdrawn prior to the Registration Statement being declared effective at the request of the Holders requesting such registration, the requesting Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of the Registrable Securities included in such registration, or such withdrawn registration shall count as a Demand Registration. The Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

        6.    Indemnification; Contribution.

        (a)    Indemnification by Company.    The Company agrees to indemnify and hold harmless each participating Holder and its partners, officers, directors, employees, advisors, and agents, and each Person who controls any such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of the participating Holders expressly for use therein. The Company will also indemnify each underwriter participating in the distribution, their officers and directors and each Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the participating Holders.

        (b)    Indemnification By Holder of Registrable Securities.    Each participating Holder severally agrees to indemnify and hold harmless the Company, each underwriter, and each other participating Holder, and each Person who controls the Company, each underwriter, and each other participating Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the same extent and subject to the same teens and conditions as are set forth above for the Company, but only with respect to written information expressly provided by or on behalf of such participating Holder for use in a Registration Statement or Prospectus. or preliminary prospectus; provided, however, that the amount of any indemnification hereunder by a participating Holder shall be limited to the amount of proceeds of the offering received by the participating Holder.

        (c)    Conduct of Indemnification Proceedings.    Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless: (x) the indemnifying party has agreed, in writing, to pay such fees or expenses; (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (z) based upon written advice of counsel to such Person, there shall be one or more defenses available to such Person that are not available to the indemnifying party or there shall exist conflicts of interest pursuant to applicable rules of professional conduct between such Person and the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment, against the indemnified party in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        (d)    Contribution.    If for any reason the indemnification provided for in Sections 6(a) and 6(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Sections 6(a) and 6(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided, that each participating Holder shall not be required to contribute an amount greater than the dollar amount of the proceeds received by such Person with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of each participating Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled too contribution from any Person who was not guilty of such fraudulent misrepresentation.

        7.    Rule 144.    When it is first legally required to do so, the Company shall register a class of securities under Section 12 of the Exchange Act and commence to file reports under Section 13 or 15(d) of the Exchange Act. Thereafter, at the request of Holders proposing to sell securities in compliance with Rule 144 promulgated by the SEC under the Securities Act, the Company shall (i) forthwith furnish to such Holders a written statement of compliance with the filing requirements of the. SEC as set forth in Rule 144 as such. rule may, be amended from time to time and (ii) timely file and make available to thee public and such Holders such reports and other information as will enable such Holders to make sales pursuant to Rule 144.

        8.    Participation in Underwritten Registrations.    No Person, including Holders, may participate in any Underwritten Registration hereunder unless such Person: (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) complies with all other reasonable requests of the managing underwriter and the Company and complies with all other reasonable requests related to such registration. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities. in any Person otherwise than as set forth herein.

        9.    Miscellaneous.

        (a)    Remedies.    Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of "the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)    Third Party Registration Rights.    The Company will not on or after the date of this Agreement, enter into any agreement granting registration rights to any other Person without the written consent of the Holders of more than 66 2/3% of the Registrable Securities. The Company represents to Investor that it has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

        (c)    Delay of Registration.    Notwithstanding the provisions of Section 4(a), the Company's obligation to file a registration statement, including pursuant to Section 2, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any

12-month period (on not more than two occasions in any 12-month period) if (i) there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed; or (ii) if the Company delivers written notice to the Holders within seven days of receiving request for registration of its bona fide intention to file a registration statement within 90 days.

        (d)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holder(s) of 66 2/3% of the Registrable Securities.

        (e)    Notices.    Any notice necessary under this Agreement shall be in writing and shall be considered delivered three days after the mailing is sent certified mail, return receipt requested, or when delivered, if sent by telecopy, prepaid courier, express mail or personal delivery to the following addresses:

    (i)
    If to the Company:

Heeling, Inc. 202 South Minnesota Street Carson City, Nevada 89703 Attention: President
with a copy to:
Robert J. Ward, Esq. Worsham Forsythe Wooldridge LLP 1601 Bryan Street, 3th Floor Dallas, Texas 75201 Fax: (214) 880-0011
    (ii)
    If to Investor:

Capital Southwest Venture Corporation 12900 Preston Road at LBJ Suite 700 Dallas, Texas 75230 Attention: Patrick F. Hamner Fax: (972) 233-7362
Samuel and Patricia Ligon 6315 Woodstream Court Dallas, Texas 75240
With a copy to (which copy shall not constitute notice):
Gina E. Betts, Esq. Locke Liddell &. Sapp LLP 2200 Ross Avenue Suite 2200 Dallas, Texas 75201 Fax: (214) 740-8929

        (f)    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for, an express assignment, subsequent holders of Registrable Securities, provided further, that the Company cannot assign its rights hereunder except pursuant to a merger, consolidation or other corporate reorganization. Each of the Holders shall have the right to assign its registration rights to (i) any partner or retired partner of any Holder that is a partnership or any parent of any Holder that at is a corporation; (ii) any family member or trust for the benefit of any individual Holder; or (iii) any transferee of at least 100,000 shares of Registrable Securities. The Company must be given notice of any such permitted transfer within five days thereafter. Shares held by affiliates shall be aggregated for purposes of calculating the 100,000 share requirement described above. As a condition to the effectiveness of such assignment, each assignee of a Holder's rights shall, upon the Company's request, execute and deliver an agreement under which it agrees to be bound by the terms and conditions. hereof that apply to Holder, and to assume Holder's obligations hereunder, in respect of the Shares as to which Holder's rights have been assigned to such assignee.

        (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i)    Governing Law.    THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

        (j)    Severability.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added simultaneously as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9(j).

        (k)    Arbitration.    IN THE EVENT OF A DISPUTE HEREUNDER WHICH CANNOT BE RESOLVED BY THE PARTIES, SUCH DISPUTE SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATION PANEL MAY BE ENTERED IN ANY COURT OR TRIBUNAL OF COMPETENT JURISDICTION. ANY ARBITRATION OCCURRING UNDER THIS SECTION 9(k) SHALL BE HELD IN DALLAS, TEXAS. IN ANY PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT, THE SUCCESSFUL PARTY SHALL BE ENTITLED TO RECOVER REASONABLE ATTORNEYS' FEES IN ADDITION TO ITS COSTS AND EXPENSES AND ANY OTHER AVAILABLE REMEDY. THE PARTIES AGREE THAT THE AAA OPTIONAL RULES FOR EMERGENCY MEASURES OF PROTECTION SHALL APPLY TO THE PROCEEDINGS.

        (l)    Entire Agreement.    This Agreement is intended by.the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:
HEELING, INC.
/s/ ROGER R. ADAMS Roger R. Adams, President
INVESTOR:
CAPITAL SOUTHWEST VENTURE CORPORATION:
/s/ PATRICK F. HAMNER Patrick F. Hamner, Vice President
/s/ SAMUEL B. LIGON Samuel B. Ligon
/s/ PATRICIA P. LIGON Patricia P. Ligon

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REGISTRATION RIGHTS AGREEMENT
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